Exhibit 3(a)

ALCOA INC.

ARTICLES OF INCORPORATION

FIRST. The name of the corporation is Alcoa Inc.

SECOND. The location and post office address of the corporation’s current registered office is c/o CT Corporation System, Dauphin County, Pennsylvania.

THIRD. The purpose or purposes of the corporation are: to acquire and dispose of deposits of and rights to bauxite, clay, ores and minerals of any sort or description, and to acquire, extract, treat and dispose of any materials recovered or recoverable therefrom; to reduce ores of aluminum and any and all other ores to their basic metals; to manufacture, alloy and fabricate any and all metals into articles of commerce; to acquire, produce, transport, trade in and dispose of goods, wares and merchandise of every class and description; to purchase, lease, or otherwise acquire improved or unimproved real property, leaseholds, easements and franchises, to manage, use, deal with and improve the same or any part thereof, and to sell, exchange, lease, sublease, or otherwise dispose of any of said property or the improvements thereon or any part thereof; to acquire, use and dispose of all land, minerals, materials, apparatus, machinery and other agencies, means and facilities, to perform all operations, and to do all things, necessary, convenient or incident to the foregoing; and to carry on any business directly or indirectly related thereto; and the corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law.

FOURTH. The term for which the corporation is to exist is perpetual.

FIFTH. The authorized capital stock of the corporation shall be 660,000 shares of Serial Preferred Stock of the par value of $100 per share, 10,000,000 shares of Class B Serial Preferred Stock of the par value of $1.00 per share and 1,800,000,000 shares of Common Stock of the par value of $1.00 per share.

Hereinafter in this Article Fifth, the term “Preferred Stock” shall mean each of the Serial Preferred Stock and the Class B Serial Preferred Stock.

A description of each class of shares which the corporation shall have authority to issue and a statement of the rights, voting powers, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each class and of the authority vested in the Board of Directors of the corporation to establish series of the Preferred Stock and to fix and determine the variations in the relative rights and preferences as between the series thereof are as follows:

1. Establishment of Series of Preferred Stock. Preferred Stock shall be issued in one or more series. Each series shall be designated by the Board of Directors so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors may, by resolution, from time to time divide shares of Preferred Stock into series and fix and determine the number of shares and, subject to the provisions of this Article Fifth, the relative rights and preferences of any series so established, provided that all shares of Preferred Stock shall be identical except as to the following relative rights and preferences, in respect of any or all of which there may be variations between different series, namely: the rate of dividend (including the date from which dividends shall be cumulative and, with respect to Class B Serial Preferred Stock, whether such dividend rate shall be fixed or variable and the methods, procedures and formulas for the recalculation or periodic resetting of any variable dividend rate); the price at, and the terms and conditions on, which shares may be redeemed; the amounts payable on shares in the event of voluntary or involuntary liquidation; sinking fund provisions for the redemption or purchase of shares in the event shares of any series are issued with sinking fund provisions; and the terms and conditions on which the shares of any series may be converted in the event the shares of any series are issued with the privilege of conversion. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to date from which dividends shall be cumulative.

2. Dividends.

(a) The holders of Serial Preferred Stock of any series shall be entitled to receive, when and as declared by the Board of Directors, out of surplus or net profits legally available therefor, cumulative dividends at the rate of dividend fixed by the Board of Directors for such series as hereinbefore provided, and no more, payable quarter yearly on the first days of January, April, July and October in each year. The dividends on any shares of Serial Preferred Stock shall be cumulative from such date as shall be fixed for that purpose by the Board of Directors prior to the issue of such shares or, if no such date shall be so fixed by the Board of Directors, from the quarter yearly dividend payment date next preceding the date of issue of such shares.

(b) The holders of Class B Serial Preferred Stock of any series shall be entitled to receive, when and as declared by the Board of Directors or any authorized committee thereof, out of funds legally available therefor, cumulative dividends at the rate of dividend fixed by the Board of Directors for such series including any such rate which may be reset or recalculated from time to time pursuant to procedures or formulas established therefor by the Board of Directors, and no more; provided, however, that no dividend shall be declared or paid on the Class B Serial Preferred Stock so long as any of the Serial Preferred Stock remains outstanding, unless all quarter yearly dividends accrued on the Serial Preferred Stock and the dividend thereon for the current quarter yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart. The dividends on any shares of Class B Serial Preferred Stock shall be cumulative from such date as shall be fixed for that purpose by the Board of Directors prior to the issue of such shares or, if no such date shall be so fixed by the Board of Directors, from the dividend payment date for such series next preceding the date of issue of such shares. If full cumulative dividends on shares of a series of Class B Serial Preferred Stock have not been paid or declared and a sum sufficient for the payment thereof set apart, dividends thereon shall be declared and paid pro rata to the holders of such series entitled thereto. Accrued dividends shall not bear interest.

(c) The holders of Common Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of surplus or net profits legally available therefor, provided, however, that no dividend shall be declared or paid on the Common Stock so long as any of the Preferred Stock remains outstanding, unless all dividends accrued on all classes of Preferred Stock and the dividend on Serial Preferred Stock for the current quarter yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart.

3. Liquidation. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, then before any payment or distribution shall be made to the holders of Common Stock or Class B Serial Preferred Stock the holders of Serial Preferred Stock shall be entitled to be paid such amount as shall have been fixed by the Board of Directors as hereinbefore provided, plus all dividends which have accrued on the Serial Preferred Stock and have not been paid or declared and a sum sufficient for the payment thereof set apart. Thereafter, the holders of Class B Serial Preferred Stock of each series shall be entitled to be paid such amount as shall have been fixed by the Board of Directors as hereinbefore provided, plus all dividends which have accrued on the Class B Serial Preferred Stock and have not been paid or declared and a sum sufficient for the payment thereof set apart. Thereafter, the remaining assets shall belong to and be divided among the holders of the Common Stock. The consolidation or merger of the corporation with or into any other corporation or corporations or share exchange or division involving the corporation in pursuance of applicable statutes providing for the consolidation, merger, share exchange or division shall not be deemed a liquidation, dissolution or winding up of the corporation within the meaning of any of the provisions of this subdivision.

4. Voting Rights. The holders of Preferred Stock shall have no voting rights except as otherwise required by law or hereinafter provided:

(a) If at any time the amount of any dividends on Preferred Stock which have accrued and which have not been paid or declared and a sum sufficient for the payment thereof set apart shall be at least equal to the amount of four quarter yearly dividends, the holders of Preferred Stock shall have one vote per share, provided, however, that such voting rights of the holders of Preferred Stock shall continue only until all quarter yearly dividends accrued on the Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set apart.

(b) Without the consent of the holders of at least a majority of the shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of Preferred Stock shall vote as a class,

(i) no additional class of stock ranking on a parity with the Preferred Stock as to dividends or assets shall be authorized;

(ii) the authorized number of shares of Preferred Stock or of any class of stock ranking on a parity with the Preferred Stock as to dividends or assets shall not be increased; and

(iii) the corporation shall not merge or consolidate with or into any other corporation if the corporation surviving or resulting from such merger or consolidation would have after such merger or consolidation any authorized class of stock ranking senior to or on a parity with the Preferred Stock except the same number of shares of stock with the same rights and preferences as the authorized stock of the corporation immediately preceding such merger or consolidation.

(c) Except in pursuance of the provisions of subdivision 4(b) (iii) of this Article Fifth, without the consent of the holders of at least sixty-six and two-thirds (66-2/3) per cent. of the number of shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for that purpose at which the holders of Preferred Stock shall vote as a class,

(i) no change shall be made in the rights and preferences of the Preferred Stock as set forth in the Articles of Incorporation or as fixed by the Board of Directors so as to affect such stock adversely; provided, however, that if any such change would affect any series of Preferred Stock adversely as compared with the effect thereof upon any other series of Preferred Stock, no such change shall be made without the additional consent given as aforesaid of the holders of at least sixty-six and two-thirds (66-2/3) per cent. of the number of shares at the time outstanding of the Preferred Stock of the series which would be so adversely affected;

(ii) no additional class of stock ranking senior to the Preferred Stock as to dividends or assets shall be authorized;

(iii) the authorized number of shares of any class of stock ranking senior to the Preferred Stock as to dividends or assets shall not be increased; and

(iv) the corporation shall not (a) sell, lease, convey or part with control of all or substantially all of its property or business; or (b) voluntarily liquidate, dissolve or wind up its affairs.

Notwithstanding the foregoing:

(i) except as otherwise required by law, the voting rights of any series of Class B Serial Preferred Stock may be limited or eliminated by the Board of Directors prior to the issuance thereof; and

(ii) provided no shares of Serial Preferred Stock are then outstanding, any series of Class B Serial Preferred Stock may be issued with such additional voting rights in the event of dividend arrearages as the Board of Directors may determine to be required to qualify such series for listing on one or more securities exchanges of recognized standing.

The holders of Common Stock of the corporation shall have one vote per share.

5. Redemption.

(a) The corporation, at the option of the Board of Directors, may redeem the whole or any part of the Serial Preferred Stock, or the whole or any part of any series thereof, at any time or from time to time, at such redemption price therefor as shall have been fixed by the Board of Directors as hereinbefore provided, plus all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart. Notice of every such redemption shall be published not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, City and State of New York, and in a daily newspaper printed in the English language and published and of general circulation in the City of Pittsburgh, Pennsylvania. Notice of every such redemption shall also be mailed not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption to the holders of record of the shares of Serial Preferred Stock to be redeemed at their respective addresses as the same appear upon the books of the corporation; but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Serial Preferred Stock. In case of a redemption of a part only of any series of the Serial Preferred Stock at the time outstanding, the corporation shall select shares so to be redeemed in such manner, whether pro rata or by lot, as the Board of Directors may determine. Subject to the provisions herein contained, the Board of Directors shall have full power and authority to prescribe the manner in which and the terms and conditions on which the Serial Preferred Stock shall be redeemed from time to time. If notice of redemption shall have been published as hereinbefore provided and if before the redemption date specified in such notice all funds necessary for such redemption shall have been set apart so as to be available therefor, then on and after the date fixed for redemption the shares of Serial Preferred Stock so called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate except only the right of the holders thereof to receive upon surrender of certificates therefor the amount payable upon redemption thereof, but without interest; provided, however, that if the corporation shall, after the publication of notice of any such redemption and prior to the redemption date, deposit in trust for the account of the holders of the Serial Preferred Stock to be redeemed with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of New York or of the Commonwealth of Pennsylvania, doing business in the Borough of Manhattan, The City of New York, or in the City of Pittsburgh, Pennsylvania, and having a capital, undivided profits and surplus aggregating at least five million dollars ($5,000,000), all funds necessary for such redemption, then from and after the time of such deposit the shares of Serial Preferred Stock so called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate except only the right of the holders of such shares to receive from such bank or trust company upon surrender of certificates therefor the amount payable upon redemption thereof, but without interest.

All shares of Serial Preferred Stock so redeemed shall be cancelled and shall not be reissued.

(b) The terms and conditions under which the whole or any part of any series of the Class B Serial Preferred Stock may be redeemed shall be established by the Board of Directors prior to the issuance thereof. Unless otherwise determined by the Board of Directors, all shares of Class B Serial Preferred Stock so redeemed or otherwise acquired by the corporation shall be returned to the status of authorized but unissued shares.

6. Preemptive Rights. Neither the holders of the Preferred Stock nor the holders of the Common Stock shall be entitled to participate in any right of subscription to any increased or additional capital stock of the corporation of any kind whatsoever.

SIXTH. In each election of directors every shareholder entitled to vote shall have the right to cast one vote for each share of stock standing in his name on the books of the Company for each of such number of candidates as there are directors to be elected, but no shareholder shall have any right to cumulate his votes and cast them for one candidate or distribute them among two or more candidates.

SEVENTH. A. In addition to any affirmative vote required by law, the Articles or the By-Laws of the corporation (the “Company”), and except as otherwise expressly provided in Section B of this Article Seventh, the Company shall not knowingly engage, directly or indirectly, in any Stock Repurchase (as hereinafter defined) from an Interested Shareholder (as hereinafter defined) without the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined) which are beneficially owned by persons other than such Interested Shareholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

B. The provisions of Section A of this Article Seventh shall not be applicable to any particular Stock Repurchase from an Interested Shareholder, and such Stock Repurchase shall require only such affirmative vote, if any, as is required by law or by any other provision of the Articles or the By-Laws of the Company, or any agreement with any national securities exchange or otherwise, if the conditions specified in either of the following Paragraphs (1) or (2) are met:

(1) The Stock Repurchase is made pursuant to a tender offer or exchange offer for a class of Capital Stock (as hereinafter defined) made available on the same basis to all holders of such class of Capital Stock.

(2) The Stock Repurchase is made pursuant to an open market purchase program approved by a majority of the Continuing Directors (as hereinafter defined), provided that such repurchase is effected on the open market and is not the result of a privately negotiated transaction.

C. For the purposes of this Article Seventh:

(1) The term “Stock Repurchase” shall mean any repurchase, directly or indirectly, by the Company or any Subsidiary of any shares of Capital Stock at a price greater than the then Fair Market Value of such shares.

(2) The term “Capital Stock” shall mean all capital stock of the Company authorized to be issued from time to time under Article FIFTH of the Articles of the Company, and the term “Voting Stock” shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareholders of the Company generally.

(3) The term “person” shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

(4) The term “Interested Shareholder” shall mean any person (other than the Company or any Subsidiary and other than any savings, profit-sharing, employee stock ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who is on the date in question, or who was at any time within the two year period immediately prior to the date in question, the beneficial owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

(5) A person shall be a “beneficial owner” of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of Paragraph 5 of this Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(6) The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on March 8, 1985 (the term “registrant” in said Rule 12b-2 meaning in this case the Company).

(7) The term “Subsidiary” shall mean any corporation of which a majority of any class of equity security is beneficially owned by the Company; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Paragraph 4 of this Section C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Company.

(8) The term “Continuing Director” shall mean any member of the Board of Directors of the Company (the “Board”), while such person is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Affiliate or Associate or representative of the

Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

(9) The term “Fair Market Value” shall mean (a) in the case of cash, the amount of such cash; (b) in the case of stock, the closing sale price on the trading day immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the closing bid quotation with respect to a share of such stock on the trading day immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

D. The Board of Directors shall have the power and duty to determine for the purposes of this Article Seventh, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another and (d) whether the consideration to be paid in any Stock Repurchase has an aggregate Fair Market Value in excess of the then Fair Market Value of the shares of Capital Stock being repurchased. Any such determination made in good faith shall be binding and conclusive on all parties.

E. Nothing contained in this Article Seventh shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

F. Notwithstanding any other provisions of the Articles or the By-Laws of the Company (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the By-Laws of the Company), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Seventh.

EIGHTH. A. The business and affairs of the corporation (the “Company”) shall be managed by a Board of Directors comprised as follows:

(1) The Board of Directors shall consist of the number of persons fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office.

(2) Beginning with the Board of Directors to be elected at the annual meeting of shareholders held in 1985, directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, as nearly equal in number as possible. At such meeting, each class of directors shall be elected in a separate election. Directors of the first class shall be elected for a term of office to expire at the 1986 annual meeting of shareholders, those of the second class shall be elected for a term of office to expire at the 1987 annual meeting of shareholders, and those of the third class shall be elected for a term of office to expire at the 1988 annual meeting of shareholders. At each annual election held after the 1985 annual meeting of shareholders the class of directors then being elected shall be elected to hold office for a term of office to expire at the third succeeding annual meeting of shareholders after their election. Each director shall hold office for the term for which elected and until his or her successor shall have been elected and qualified, except in the case of earlier death, resignation or removal.

(3) Nominations for the election of directors at an annual meeting of the shareholders may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors at the meeting. Shareholders entitled to vote in such election may nominate one or more persons for election as directors only if written notice of such shareholder’s intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than ninety days prior to the anniversary date of the immediately preceding annual meeting. Such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the persons or person to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

(4) Any director, any class of directors, or the entire Board of Directors may be removed from office by shareholder vote at any time, with or without assigning any cause, but only if shareholders entitled to cast at least 80% of the votes which all shareholders would be entitled to cast at an annual election of directors or of such class of directors shall vote in favor of such removal.

(5) Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs. All directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

B. Notwithstanding any other provisions of the Articles or the By-Laws of the Company (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the By-laws of the Company), the affirmative vote of not less than eighty percent (80%) of the votes which all shareholders of the then outstanding shares of capital stock of the Company would be entitled to cast in an annual election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Eighth.

NINTH. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on May 15, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action. This Article Ninth shall not apply to any action filed prior to May 15, 1987, nor to any breach of performance of duty or any failure of performance of duty occurring prior to May 15, 1987. The provisions of this Article shall be deemed to be a contract with each director of the corporation who serves as such at any time while such provisions are in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Article. Any amendment or repeal of this Article or adoption of any other provision of the Articles or By-laws of the corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to such amendment, repeal or adoption.

TENTH. Except as prohibited by law, the corporation may indemnify any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) and may take such steps as may be deemed appropriate by the Board of Directors, including purchasing and maintaining insurance, entering into contracts (including, without limitation, contracts of indemnification between the corporation and its directors and officers), creating a trust fund, granting security interests or using other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect such indemnification. This Article shall be effective May 15, 1987.

ELEVENTH. A nominee for director shall be elected to the Board of Directors at a meeting of shareholders if the votes cast for such nominee by holders of shares entitled to vote in the election, exceed the votes cast against such nominee’s election (excluding abstentions), except in a contested election (as such term shall be defined in the By-Laws of the company). Any nominee for director in a non-contested election who is not an incumbent director and is not so elected shall not take office. Any incumbent director nominated for re-election in a non-contested election but not so elected shall, in the event the director’s successor shall not be duly elected and qualified, take such actions (which may include the tender of the director’s resignation for consideration by the Board of Directors) as shall be consistent with applicable law and the company’s By-Laws. The Board of Directors shall have the authority to adopt and amend appropriate By-Laws to implement this Article Eleventh.

TWELFTH. Subject to any requirements set forth in the By-Laws of the corporation, an action may be authorized by the shareholders without a meeting by less than unanimous written consent, provided that (a) the shareholder(s) of record seeking to have shareholders of the corporation authorize or take the action by written consent complies with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended, applicable to solicitations, including the requirement to file with the U.S. Securities and Exchange Commission a consent solicitation statement containing the information specified in Schedule 14A and to file and distribute such consent solicitation statement, and (b) no action by written consent shall be effective until the later of (1) such date as independent inspectors appointed by the corporation certify to the corporation that the consents delivered to the corporation in accordance with the By-Laws of the corporation represent at least the minimum number of votes that would be necessary to take the corporate action and (2) the date that is at least ten (10) days after notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

THIRTEENTH. Subject to any requirements and limitations set forth in the By-Laws of the company, special meetings of the shareholders may be called only by (1) the chairman of the board, (2) the board of directors pursuant to a resolution adopted by the board, (3) the Secretary of the company at the request in proper form of an interested shareholder (as defined in section 2553 of the Pennsylvania Business Corporation Law (“PBCL”)) for the purpose of approving a business combination under section 2555(3) or 2555(4) of the PBCL or (4) the Secretary of the company at the request in proper form of shareholders who have continuously held as shareholders of record “Net Long Shares” (as determined in accordance with the By-Laws of the company) representing in the aggregate at least twenty-five (25) percent of the outstanding shares of common stock of the company for at least one year prior to the date such request is delivered to the Secretary. Special meetings of shareholders shall be held at such place, on such date, and at such time as the board of directors shall fix pursuant to a resolution adopted by the board. Following receipt by the Secretary of the company of a request of shareholders that complies with the requirements set forth in the By-Laws of the company, the Secretary of the company shall call a special meeting of the shareholders, except as otherwise provided in the company’s By-Laws. References to sections of the PBCL in this Article Thirteenth shall be deemed to be a reference to any successor provision of similar import.

STATEMENT WITH RESPECT TO

$3.75 CUMULATIVE PREFERRED STOCK,

BEING A SERIES OF THE SERIAL PREFERRED STOCK

RESOLVED that pursuant to authority conferred upon the Board of Directors by Article Fifth of the Articles of Incorporation of the corporation, as amended, there is hereby established a series of the Serial Preferred Stock of the corporation consisting initially of 660,000 shares as follows:

1. The shares of such series shall be designated as $3.75 Cumulative Preferred Stock.

2. The rate of dividend payable upon the shares of $3.75 Cumulative Preferred Stock shall be $3.75 per share per annum and the dividends upon shares thereof issued prior to April 1, 1947, shall be cumulative from January 1, 1947.

3. The redemption prices applicable to the shares of $3.75 Cumulative Preferred Stock shall be as follows: If redeemed on or before December 31, 1950, $105 per share; if redeemed after December 31, 1950, and on or before December 31, 1951, $104.50 per share; if redeemed after December 31, 1951, and on or before December 31, 1952, $104 per share; ; if redeemed after December 31, 1952, and on or before December 31, 1953, $103.50 per share; if redeemed after December 31, 1953, and on or before December 31, 1954, $103 per share; if redeemed after December 31, 1954, and on or before December 31, 1955, $102 per share; if redeemed after December 31, 1955, and on or before December 31, 1956, $101 per share; and if redeemed after December 31, 1956, $100 per share, plus in each case dividends which have accrued and have not been paid or declared and a sum sufficient for the payment thereof set apart.

4. The amounts payable to the holders of $3.75 Cumulative Preferred Stock in the event of any voluntary liquidation, dissolution or winding-up of the corporation, as provided in Article Fifth of the Articles of Incorporation, before any distribution shall be made to the holders of Common Stock, shall be as follows: If such liquidation, dissolution or winding-up shall occur on or before December 31, 1950, $105 per share; if such liquidation, dissolution or winding-up shall occur after December 31, 1950, and on or before December 31, 1951, $104.50 per share; if such liquidation, dissolution or winding-up shall occur after December 31, 1951, and on or before December 31, 1952, $104 per share; if such liquidation, dissolution or winding-up shall occur after December 31, 1952, and on or before December 31, 1953, $103.50 per share; if such liquidation, dissolution or winding-up shall occur after December 31, 1953, and on or before December 31, 1954, $103 per share; if such liquidation, dissolution or winding-up shall occur after December 31, 1954, and on or before December 31, 1955, $102 per share; if such liquidation, dissolution or winding-up shall occur after December 31, 1955, and on or before December 31, 1956, $101 per share; and if such liquidation, dissolution or winding-up shall occur after December 31, 1956, $100 per share, plus in each case dividends which have accrued and have not been paid or declared and a sum sufficient for the payment thereof set apart. In the event of any involuntary liquidation, dissolution or winding-up of the corporation, as provided in said Article Fifth, the amount payable to the holders of $3.75 Cumulative Preferred Stock, before any payment or distribution shall be made to the holders of Common Stock, shall be $100 per share, plus dividends which have accrued and have not been paid or declared and a sum sufficient for the payment thereof set apart.

STATEMENT WITH RESPECT TO SHARES

AMENDING THE

ARTICLES OF INCORPORATION OF

ALCOA INC.

5.375% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES 1

RESOLVED, that pursuant to Section 1522(b) of the Pennsylvania Business Corporation Law of 1988, as amended (“PBCL”), and Section 1 of Article FIFTH of the Company’s Articles of Incorporation (“Articles”), there is hereby designated and established a series of Class B Serial Preferred Stock of the Company, denominated as the “5.375 % Mandatory Convertible Preferred Stock, Series 1” (the “Mandatory Convertible Preferred Stock”), and the Pricing Committee hereby fixes and determines the number of such shares and, subject to the provisions of such Article FIFTH, the relative rights and preferences of such shares as set forth in Exhibit A hereto (the “Mandatory Convertible Preferred Stock Terms”)

Exhibit A

TERMS OF 5.375% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES 1

SECTION 1. Designation; Number of Shares; Ranking. The series of Class B Series Preferred Stock shall be designated as the Corporation’s 5.375% Mandatory Convertible Preferred Stock, Series 1, par value $1.00 per share (the “Mandatory Convertible Preferred Stock”).

The number of shares of Mandatory Convertible Preferred Stock authorized to be issued shall be 2,500,000 (as increased from time to time, up to an aggregate of 2,875,000 shares of Mandatory Convertible Preferred Stock, by an amount equal to the number of any additional shares of Mandatory Convertible Preferred Stock underlying the Corporation’s depositary shares purchased by the underwriters named in the Underwriting Agreement pursuant to the exercise of their overallotment option as set forth therein), which number the Board of Directors may decrease (but not below the number of shares of the series then outstanding).

Each share of Mandatory Convertible Preferred Stock shall be identical in all respects to every other share of Mandatory Convertible Preferred Stock. The Mandatory Convertible Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding up or dissolution of the Corporation, ranks:

(a)	senior to (i) Common Stock and (ii) each class or series of shares established after the Initial Issue Date the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon any liquidation, dissolution or winding up of the Corporation (collectively, “Junior Stock”);

(b)	on parity with (i) any other series of Class B Serial Preferred Stock and (ii) each class or series of shares established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon any liquidation, dissolution or winding up of the Corporation (collectively, “Parity Stock”);

(c)	junior to (i) the Serial Preferred Stock and (ii) each class or series of shares established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the liquidation, dissolution or winding up of the Corporation (collectively, “Senior Stock”); and

(d)	junior to the Corporation’s existing and future indebtedness.

For so long as any shares of Mandatory Convertible Preferred Stock are outstanding, the Corporation shall not authorize or create any shares of its capital stock that are not Junior Stock, Parity Stock, or Senior Stock.

SECTION 2. Standard Definitions. As used herein with respect to the Mandatory Convertible Preferred Stock:

“Accumulated Dividend Amount” shall mean, with respect to any Fundamental Change, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, on the Mandatory Convertible Preferred Stock for all Dividend Periods prior to the Fundamental Change Effective Date of the relevant Fundamental Change, including for the partial Dividend Period, if any, from, and including, the Dividend Payment Date immediately preceding such Fundamental Change Effective Date to, but excluding, such Fundamental Change Effective Date.

“Acquisition” means the Corporation’s acquisition of the Firth Rixson business.

“Acquisition Termination Conversion Rate” shall have the meaning set forth in Section 5.

“Acquisition Termination Dividend Amount” shall have the meaning set forth in Section 5.

“Acquisition Termination Event” shall have the meaning set forth in Section 5.

“Acquisition Termination Make-whole Amount” shall have the meaning set forth in Section 5.

“Acquisition Termination Market Value” shall have the meaning set forth in Section 5.

“Acquisition Termination Redemption” means a redemption of the Mandatory Convertible Preferred Stock in accordance with the provisions of Section 5.

“Acquisition Termination Redemption Date” shall have the meaning set forth in Section 5.

“Acquisition Termination Share Price” shall have the meaning set forth in Section 5.

“ADRs” shall have the meaning set forth in Section 13(e).

“Agent Members” shall have the meaning set forth in Section 21.

“Applicable Market Value” means the Average VWAP per Common Share over the 20 consecutive Trading Day period commencing on and including, the 22nd Scheduled Trading Day prior to the Mandatory Conversion Date.

“Articles of Incorporation” shall mean the Corporation’s Articles of Incorporation, as amended from time to time.

“Average Price” shall have the meaning set forth in Section 3(c)(iii).

“Average VWAP” means the average of the VWAP per share for each Trading Day in the relevant period.

“Beneficial Owner” means “beneficial owner” as defined in Rule 13d-3 under the Exchange Act.

“Board of Directors” means the Board of Directors of the Corporation and shall include any authorized committee of such Board of Directors.

“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“By-laws” means the By-laws of the Corporation, as they may be amended or restated from time to time.

“Clause I Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause II Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause IV Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Common Share” means a share of the Common Stock.

“Common Stock” means the Common Stock, par value $1.00 per share, of the Corporation.

“Conversion, Dividend Disbursing and Redemption Agent” shall initially mean Computershare Inc., the Corporation’s duly appointed conversion, dividend disbursing and redemption agent for the Mandatory Convertible Preferred Stock, and any successor appointed under Section 14.

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Corporation” shall mean Alcoa Inc.

“Current Market Price” per Common Share (or, in the case of Section 13(a)(iv), per Common Share, or per unit of capital stock or equity interest, as applicable) on any date means for the purposes of determining an adjustment to the Fixed Conversion Rates:

(i) for purposes of any adjustment pursuant to Section 13(a)(ii), Section 13(a)(iv) (in the event of an adjustment not relating to a Spin-Off), or Section 13(a)(v), the Average VWAP per Common Share over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date with respect to the issuance or distribution requiring such computation;

(ii) for purposes of any adjustment pursuant to Section 13(a)(iv) relating to a Spin-Off, the Average VWAP per Common Share, capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, over the first ten consecutive Trading Days commencing on and including the fifth Trading Day immediately following the effective date of such distribution; and

(iii) for purposes of any adjustment pursuant to Section 13(a)(vi), the Average VWAP per Common Share over the ten consecutive Trading Day period commencing on and including the Trading Day next succeeding the Expiration Date of the relevant tender offer or exchange offer.

“Depositary” means DTC or its nominee or any successor.

“Direct Treasury Shares” shall mean shares heretofore or hereafter acquired by the Corporation and deemed to be issued but not outstanding under section 1552(a) of the Pennsylvania Business Corporation Law of 1988, as amended, or any successor provision.

“Dividend Payment Date” means January 1, April 1, July 1 and October 1 of each year commencing on January 1, 2015, to and including the Mandatory Conversion Date.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, and exclude, the Dividend Payment Date occurring on January 1, 2015.

“Dividend Rate” shall have the meaning set forth in Section 3(a).

“DTC” means The Depository Trust Corporation.

“Early Conversion” shall have the meaning set forth in Section 8(a).

“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(b).

“Early Conversion Average Price” shall have the meaning set forth in Section 8(b).

“Early Conversion Date” shall have the meaning set forth in Section 10(b).

“Early Conversion Settlement Period” shall have the meaning set forth in Section 8(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Property” shall have the meaning set forth in Section 13(e).

“Ex-Date,” when used with respect to any issuance or distribution, means the first date on which Common Shares trade without the right to receive such issuance or distribution.

“Expiration Date” shall have the meaning set forth in Section 13(a)(vi).

“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors, whose determination shall be final and set forth in a resolution of the Board of Directors.

“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.

“Floor Price” shall have the meaning set forth in Section 3(e).

A “Fundamental Change” shall be deemed to have occurred, at any time after the Initial Issue Date, upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of the outstanding Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Corporation, any of the Corporation’s majority-owned subsidiaries or any of the Corporation’s or the Corporation’s majority-owned subsidiaries’ employee benefit plans, becoming the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of the Corporation’s directors; or (iii) the Common Stock (or, following a Reorganization Event, any common stock, depositary receipts or other securities representing common equity interests into which the Mandatory Convertible Preferred Stock becomes convertible in connection with such Reorganization Event) ceases to be listed for trading on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or another United States national securities exchange.

“Fundamental Change Conversion” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section 10(c).

“Fundamental Change Conversion Period” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, the conversion rate set forth in the table below for the Fundamental Change Effective Date and the Fundamental Change Share Price applicable to such Fundamental Change:

Fundamental Change Effective Date	Fundamental Change Share Price on Fundamental Change Effective Date
	$5.00	$10.00	$15.00	$16.16	$17.00	$18.00	$19.39	$25.00	$30.00	$40.00	$50.00	$65.00	$80.00	$100.00
September 22, 2014	28.8937	28.2303	26.5805	26.3172	26.1174	25.9372	25.7370	25.3532	25.2994	25.3692	25.4361	25.4875	25.5124	25.5313
October 1, 2015	29.5177	29.1726	27.2811	27.7978	26.6539	26.4025	26.1199	25.5708	25.4790	25.5142	25.5531	25.5819	25.5973	25.6016
October 1, 2016	30.1631	30.2222	28.3056	29.3228	27.3764	26.9829	26.5375	25.7377	25.6353	25.6486	25.6643	25.6780	25.6865	25.6951
October 1, 2017	30.9406	30.9406	30.9406	30.9406	29.4118	27.7778	25.7838	25.7838	25.7838	25.7838	25.7838	25.7838	25.7838	25.7838

If the Fundamental Change Share Price falls between two Fundamental Change Share Prices set forth in the table above, or if the Fundamental Change Effective Date falls between two Fundamental Change Effective Dates set forth in the table above, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Share Prices and the earlier and later Fundamental Change Effective Dates based on a 365-day year, as applicable.

If the Fundamental Change Share Price is in excess of $100.00 per share (subject to adjustment in the same manner as adjustments are made to the Fundamental Change Share Price in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate.

If the Fundamental Change Share Price is less than $5.00 per share (subject to adjustment in the same manner as adjustments are made to the Fundamental Change Share Price in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate.

The Fundamental Change Share Prices in the column headings in the table above are subject to adjustment in accordance with the provisions of Section 13(c)(iv). The Fundamental Change Conversion Rates set forth in the table above are each subject to adjustment in the same manner as each Fixed Conversion Rate as set forth in Section 13.

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section 9(d)(i)(A).

“Fundamental Change Effective Date” shall have the meaning set forth in Section 9(a).

“Fundamental Change Notice” shall have the meaning set forth in Section 9(b).

“Fundamental Change Share Price” means, for any Fundamental Change, (i) if the holders of Common Shares receive only cash in such Fundamental Change, the amount of cash paid in such Fundamental Change per Common Share, and (ii) if the holders of Common Shares receive any property other than cash in such Fundamental Change, the Average VWAP per Common Share over the 10 consecutive Trading Day period ending on, and including, the Trading Day preceding the Fundamental Change Effective Date; provided, however, that if the Corporation elects to pay any portion of a Fundamental Change Dividend Make-whole Amount or of the Accumulated Dividend Amount in Common Shares, then, solely for purposes of calculating the number of Common Shares payable in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount, the Fundamental Change Share Price shall be the average VWAP per Common Share over the 10 consecutive Trading Day period beginning on the Trading Day next succeeding the Fundamental Change Effective Date.

“Global Preferred Shares” shall have the meaning set forth in Section 21.

“Holder” means each person in whose name shares of the Mandatory Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Mandatory Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Dividend Threshold” shall have the meaning set forth in Section 13(a)(v).

“Initial Issue Date” means September 22, 2014, the first original issue date of shares of the Mandatory Convertible Preferred Stock.

“Initial Price” shall have the meaning set forth in Section 7(b)(ii).

“Junior Stock” shall have the meaning set forth in Section 1.

“Liquidation Dividend Amount” shall have the meaning set forth in Section 4(a).

“Liquidation Preference” means, as to the Mandatory Convertible Preferred Stock, $500 per share.

“Mandatory Conversion” shall have the meaning set forth in Section 7(a).

“Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 7(c).

“Mandatory Conversion Date” means October 1, 2017.

“Mandatory Conversion Rate” shall have the meaning set forth in Section 7(b).

“Mandatory Convertible Preferred Stock” shall have the meaning set forth in Section 1.

“Maximum Conversion Rate” shall have the meaning set forth in Section 7(b)(iii).

“Minimum Conversion Rate” shall have the meaning set forth in Section 7(b)(i).

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Corporation.

“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

“Parity Stock” shall have the meaning set forth in Section 1.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Prospectus Supplement” means the prospectus supplement, dated September 16, 2014, to the prospectus dated July 30, 2014, relating to the offering and sale of shares of Mandatory Convertible Preferred Stock.

“Purchase Agreement” means the purchase agreement, dated as of June 25, 2014, among the Corporation, FR Acquisition Corporation (US), Inc., FR Acquisitions Corporation (Europe) Limited, FR Acquisition Finance Subco (Luxembourg), S.à.r.l., Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P., as the same may be amended or supplemented from time to time.

“Qualifying Market” means the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or another United States national securities exchange.

“Record Date” means, with respect to any Dividend Payment Date, the December 15, March 15, June 15 or September 15 immediately preceding the applicable January 1, April 1, July 1 or October 1 Dividend Payment Date, respectively. These Record Dates shall apply regardless of whether a particular Record Date is a Business Day.

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of any shares of the Mandatory Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at 5:00 p.m., New York City time, on the related Record Date.

“Reference Amount” shall have the meaning set forth in Section 5.

“Registrar” shall initially mean Computershare Trust Company, N.A., the Corporation’s duly appointed registrar for the Mandatory Convertible Preferred Stock and any successor appointed under Section 14.

“Reorganization Event” shall have the meaning set forth in Section 13(e).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Senior Stock” shall have the meaning set forth in Section 1.

“Serial Preferred Stock” shall mean the Serial Preferred Stock authorized under Article FIFTH of the Articles of Incorporation.

“Shelf Registration Statement” shall mean a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of Common Shares issued as payment of a dividend or other amounts issuable in respect of the Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion.

“Share Dilution Amount” shall have the meaning set forth in Section 3(b).

“Spin-Off” means a dividend or other distribution (including, for these purposes only, a division under the Pennsylvania Business Corporation Law or any successor statute) by the Corporation to all holders of Common Shares consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of the Corporation.

“Statement with Respect to Shares” means the Statement with Respect to Shares filed with the Bureau of Corporations of the Department of State of the Commonwealth of Pennsylvania with respect to the Mandatory Convertible Preferred Stock, as it may be amended from time to time.

“Threshold Appreciation Price” shall have the meaning set forth in Section 7(b)(i).

“Trading Day” means a day on which the Common Stock:

(a) is not suspended from trading, and on which trading in the Common Stock is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and

(b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock; provided that if the Common Stock is not traded on any such exchange, association or market, “Trading Day” means any Business Day.

“Transfer Agent” shall initially mean Computershare Trust Company, N.A., the Corporation’s duly appointed transfer agent for the Mandatory Convertible Preferred Stock and any successor appointed under Section 14.

“Trigger Event” shall have the meaning set forth in Section 13(a)(iv).

“Underwriting Agreement” means the Underwriting Agreement relating to the Mandatory Convertible Preferred Stock and the depositary shares representing the Mandatory Convertible Preferred Stock, dated September 16, 2014, among the Corporation and the underwriters named therein.

“Unit of Exchange Property” shall have the meaning set forth in Section 13(e).

“VWAP” per Common Share on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “AA<EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per Common Share on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

SECTION 3. Dividends.

(a) Rate. Subject to the rights of holders of any class of capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, including the Serial Preferred Stock, Holders shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative dividends at the rate per annum of 5.375% on the Liquidation Preference per share of Mandatory Convertible Preferred Stock (the “Dividend Rate”) (equivalent to $26.8750 per annum per share), payable in cash, by delivery of Common Shares or by delivery of any combination of cash and Common Shares, as determined by the Corporation in its sole discretion, in accordance with the provisions set forth in Section 3(c)(i) (subject to the limitations described herein). Declared dividends on the Mandatory Convertible Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds legally available for the payment of such dividends. Declared dividends shall be payable on the relevant Dividend Payment Date to Record Holders on the immediately preceding Record Date, whether or not the shares of Mandatory Convertible Preferred Stock held by such Record Holders on such Record Date are converted after such Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

The amount of dividends payable on each share of Mandatory Convertible Preferred Stock for each full Dividend Period (after the initial Dividend Period) shall be computed by dividing the Dividend Rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for the initial Dividend Period and any partial Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accumulated dividends shall not bear interest.

No dividend shall be declared or paid upon, or any sum or number of Common Shares set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of Common Shares have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Holders shall not be entitled to any dividends on the Mandatory Convertible Preferred Stock, whether payable in cash, property or Common Shares, in excess of full cumulative dividends.

Except as described in this Section 3(a), dividends on any shares of Mandatory Convertible Preferred Stock converted to Common Shares shall cease to accumulate on the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, a “Conversion Date”), as applicable.

(b) Priority of Dividends. So long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on Common Shares or any other shares of Junior Stock, and no Common Shares or shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of Common Shares have been set apart for the payment of such dividends upon, all outstanding Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to (i) any dividend or distribution payable in Common Shares or other Junior Stock; (ii) redemptions, purchases or other acquisitions of Common Shares or shares of Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan or acquisitions of shares of Common Stock deemed surrendered in connection with the exercise of stock options); provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (iii) any dividends or distributions of rights in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (iv) purchases of Common Shares or shares of Junior Stock pursuant to a contractually binding requirement to buy Common Shares or shares of Junior Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan; or (v) the deemed purchase or acquisition of fractional interests in Common Shares or shares of Junior Stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged. The phrase “Share Dilution Amount” means the increase in the number of diluted shares of Common Stock outstanding (determined in accordance with U.S. GAAP, and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any share split, share dividend, reverse share split, reclassification or similar transaction.

When dividends on shares of Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any Dividend Payment Date or (ii) have been declared but a sum of cash or number of Common Shares sufficient for payment thereof has not been set aside for the benefit of the Record Holders thereof on the applicable Record Date, no dividends may be declared or paid on any shares of Parity Stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such shares of Parity Stock shall be allocated pro rata among the Holders of the shares of Mandatory Convertible Preferred Stock and the holders of any such shares of Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate those payments so that the respective amounts of those payments for the declared dividend bear the same ratio to each other as all accumulated dividends and declared and unpaid dividends per share on the shares of Mandatory Convertible Preferred Stock and the shares of such Parity Stock; provided that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities, including Common Shares, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends.

(c) Method of Payment of Dividends.

(i) Subject to the limitations described below, any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, may be paid by the Corporation, as determined in the Corporation’s sole discretion:

(A) in cash;

(B) by delivery of Common Shares; or

(C) by delivery of any combination of cash and Common Shares.

(ii) Each payment of a declared dividend on the Mandatory Convertible Preferred Stock shall be made in cash, except to the extent the Corporation timely elects to make all or any portion of such payment in Common Shares. The Corporation shall give notice to Holders of any such election and the portions of such payment that will be made in cash and in Common Shares no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend; provided that if the Corporation does not provide timely notice of this election, the Corporation will be deemed to have elected to pay the relevant dividend in cash.

(iii) All cash payments to which a Holder is entitled in connection with a declared dividend on the shares of Mandatory Convertible Preferred Stock will be rounded to the nearest cent. Any Common Shares issued in payment or partial payment of a declared dividend on the Mandatory Convertible Preferred Stock shall be valued for such purpose at 97% of the Average VWAP per Common Share over the five consecutive Trading Day period beginning on and including the seventh Scheduled Trading Day prior to the applicable Dividend Payment Date (the “Average Price”).

(d) No fractional shares of Common Stock shall be delivered by the Corporation to Holders in payment or partial payment of a dividend. The Corporation shall instead pay a cash adjustment (computed to the nearest cent) to each Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Average Price with respect to such dividend.

(e) Notwithstanding the foregoing, in no event shall the number of Common Shares to be delivered in connection with any declared dividend on the Mandatory Convertible Preferred Stock, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $5.66, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth in Section 13 (such dollar amount, as adjusted from time to time, the “Floor Price”). To the extent that the amount of any declared dividend exceeds the product of (x) the number of Common Shares delivered in connection with such declared dividend and (y) 97% of the Average Price, the Corporation shall, if it is legally able to do so, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash (computed to the nearest cent).

(f) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Shares issued as payment of a dividend on the Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such Common Shares have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of the Corporation for purposes of the Securities Act of 1933, as amended. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such Common Shares approved for listing on the New York Stock Exchange (or if the Common Shares are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed), and qualified or registered under applicable state securities laws, if required, provided that the Corporation will not be required to qualify as a foreign corporation or to take any action that would subject the Corporation to general service of process in any such jurisdiction where the Corporation is not presently qualified or subject to taxation as a foreign corporation and such qualification or action would subject the Corporation to such taxation.

SECTION 4. Liquidation, Dissolution or Winding Up.

(a) In the event of any voluntary or involuntary liquidation, winding up or dissolution of the Corporation, each Holder shall be entitled to receive:

(i) the Liquidation Preference per share of Mandatory Convertible Preferred Stock, plus

(ii) an amount (the “Liquidation Dividend Amount”) equal to all dividends that have accrued on such Holder’s shares to (but excluding) the date fixed for liquidation, winding up or dissolution but have not been paid or declared and a sum sufficient for the payment thereof been set apart, to be paid out of the assets of the Corporation legally available for distribution to its shareholders, after satisfaction of liabilities owed to the Corporation’s creditors and payment of any liquidation preference of holders of shares of each class or series of Senior Stock, and before any payment or distribution is made to holders of Junior Stock, including Common Stock.

(b) Neither the merger or consolidation of the Corporation into or with any other corporation or corporations, any share exchange or division involving the Corporation in pursuance of applicable statutes providing for the consolidation, merger, share exchange or division shall be deemed to be a voluntary or involuntary liquidation, winding-up or dissolution of the Corporation for the purposes of this Section 4.

(c) If, upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount of the Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends to, but excluding, the date fixed for liquidation, dissolution or winding up, on, any Parity Stock are not paid in full, the Holders and all holders of any classes or series of Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.

(d) After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for each of such Holder’s shares of Mandatory Convertible Preferred Stock, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation.

SECTION 5. Acquisition Termination Redemption; No Sinking Fund.

(a) Within ten Business Days following the earlier of (a) the date on which an Acquisition Termination Event occurs and (b) 5:00 p.m. (New York City time) on April 1, 2015, if the Acquisition has not closed on or prior to such time on such date, the Corporation shall be entitled, but not required, to mail a notice of Acquisition Termination Redemption to the Holders (provided that, if depositary shares representing shares of Mandatory Convertible Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in respect of such shares in any matter permitted by DTC). If the Corporation shall mail such notice of Acquisition Termination Redemption to Holders, on the Acquisition Termination Redemption Date, the Corporation shall be required to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption amount per share of Mandatory Convertible Preferred Stock equal to the Acquisition Termination Make-whole Amount.

“Acquisition Termination Event” means either (1) the Purchase Agreement is terminated or (2) the Corporation shall determine in its reasonable judgment that the Acquisition will not occur.

“Acquisition Termination Make-whole Amount” means, for each share of Mandatory Convertible Preferred Stock, an amount in cash equal to $505 plus accumulated and unpaid dividends to the Acquisition Termination Redemption Date (whether or not declared); provided, however, that if the Acquisition Termination Share Price exceeds the Initial Price, the Acquisition Termination Make-whole Amount will equal the Reference Amount.

“Acquisition Termination Share Price” means the average VWAP per Common Share over the 10 consecutive Trading Day period ending on the Trading Day preceding the date on which the Corporation shall provide notice of Acquisition Termination Redemption to Holders.

The “Reference Amount” shall equal the sum of the following amounts:

(i) a number of Common Shares equal to the Acquisition Termination Conversion Rate; plus

(ii) cash in an amount equal to the Acquisition Termination Dividend Amount;

provided that the Corporation may deliver cash in lieu of all or any portion of the Common Shares set forth in clause (i) above, and the Corporation may deliver Common Shares in lieu of all or any portion of the cash amount set forth in clause (ii) above, in each case, as set forth in this Section 5.

“Acquisition Termination Conversion Rate” means a rate equal to the Fundamental Change Conversion Rate, assuming for such purpose that the date on which the Corporation shall provide notice of Acquisition Termination Redemption is the Fundamental Change Effective Date and that the Fundamental Change Share Price is the Acquisition Termination Share Price.

“Acquisition Termination Dividend Amount” means an amount of cash equal to the sum of (x) the Fundamental Change Dividend Make-whole Amount and (y) the Accumulated Dividend Amount, assuming in each case, for such purpose that the date on which the Corporation shall provide notice of Acquisition Termination Redemption is the Fundamental Change Effective Date.

(b) If the Acquisition Termination Share Price shall exceed the Initial Price, the Corporation may pay cash (computed to the nearest cent) in lieu of delivering all or any portion of the number of Common Shares equal to the Acquisition Termination Conversion Rate. If the Corporation shall make such an election, it shall deliver cash in an amount equal to such number of Common Shares in respect of which it shall have made such election multiplied by the Acquisition Termination Market Value.

(c) In addition, if the Acquisition Termination Share Price shall exceed the Initial Price, the Corporation may elect to deliver Common Shares in lieu of some or all of the Acquisition Termination Dividend Amount. If the Corporation shall make such an election, it shall deliver a number of Common Shares equal to such portion of the Acquisition Termination Dividend Amount to be paid in Common Shares divided by the greater of the Floor Price and 97% of the Acquisition Termination Market Value; provided that, if the Acquisition Termination Dividend Amount or portion thereof in respect of which Common Shares are delivered exceeds the product of such number of Common Shares multiplied by 97% of the Acquisition Termination Market Value, the Corporation shall, if it is legally able to do so, declare and pay such excess amount in cash (computed to the nearest cent).

“Acquisition Termination Market Value” means the average VWAP per Common Share over the twenty consecutive Trading Day period commencing on and including the third Trading Day following the date on which the Corporation provides notice of Acquisition Termination Redemption.

“Acquisition Termination Redemption Date” means the date specified by the Corporation in its notice of Acquisition Termination Redemption that is not less than 30 nor more than 60 days following the date on which the Corporation shall provide notice of such Acquisition Termination Redemption; provided, that, if the Acquisition Termination Share Price is greater than the Initial Price and the Corporation shall elect to pay cash in lieu of delivering all or any portion of the Common Shares equal to the Acquisition Termination Conversion Rate, or, if the Corporation

shall elect to deliver Common Shares in lieu of all or any portion of the Acquisition Termination Dividend Amount, the Acquisition Termination Redemption Date shall be the third Business Day following the last Trading Day of the 20 consecutive Trading Day period used to determine the Acquisition Termination Market Value.

(d) The notice of Acquisition Termination Redemption shall specify, among other things:

(i)	the Acquisition Termination Make-whole Amount;

(ii)	if the Acquisition Termination Share Price exceeds the Initial Price, the number of Common Shares and the amount of cash comprising the Reference Amount per share of Mandatory Convertible Preferred Stock (before giving effect to any election to pay or deliver, with respect to each share of Mandatory Convertible Preferred Stock, cash in lieu of a number of Common Shares equal to the Acquisition Termination Conversion Rate or Common Shares in lieu of cash in respect of the Acquisition Termination Dividend Amount);

(iii)	if applicable, whether the Corporation will deliver cash in lieu of all or any portion of the number of Common Shares equal to the Acquisition Termination Conversion Rate included as a portion of the Reference Amount (specifying, if applicable, the number of such Common Shares in respect of which cash will be delivered);

(iv)	if applicable, whether the Corporation will deliver Common Shares in lieu of all or any portion of the Acquisition Termination Dividend Amount included as a portion of the Reference Amount (specifying, if applicable, the percentage of the Acquisition Termination Dividend Amount in respect of which Common Shares will be delivered in lieu of cash); and

(v)	the Acquisition Termination Redemption Date.

(e) If any portion of the Acquisition Termination Make-whole Amount is to be paid in Common Shares, no fractional Common Shares will be delivered to the Holders. The Corporation shall instead pay a cash adjustment (rounded to the nearest cent) to each Holder that would otherwise be entitled to a fraction of a Common Share based on the average VWAP per Common Share over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the Acquisition Termination Redemption Date. If more than one share of Mandatory Convertible Preferred Stock is to be redeemed from a Holder, the number of Common Shares issuable in connection with the payment of the Reference Amount shall be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so redeemed.

(f) All cash payments to which a Holder is entitled in connection with an Acquisition Termination Redemption will be rounded to the nearest cent.

(g) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Shares issued as any portion of the payment of the Acquisition Termination Make-whole Amount, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such Common Shares have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of the Corporation for purposes of the Securities Act of 1933, as amended. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such Common Shares qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the Common Shares are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed), provided that the Corporation will not be required to qualify as a foreign corporation or to take any action that would subject the Corporation to general service of process in any such jurisdiction where the Corporation is not presently qualified or subject to taxation as a foreign corporation and such qualification or action would subject the Corporation to such taxation.

(h) Other than pursuant to the Acquisition Termination Redemption provisions described above, shares of Mandatory Convertible Preferred Stock shall not be subject to any redemption, sinking fund or other similar provisions.

SECTION 6. Voting Rights.

(a) General. Holders shall not have any voting rights except as set forth in Section 4 of Article FIFTH of the Articles of Incorporation (as further limited by subsection (b) of this Section 6) or as otherwise from time to time required by Pennsylvania law.

(b) Change for Clarification. Without the consent of the Holders, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers, and limitations and restrictions thereof, of the shares of Mandatory Convertible Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock:

(i) to cure any ambiguity or mistake, or to correct or supplement any provision contained in the Statement with Respect to Shares that may be defective or inconsistent with any other provision contained in the Statement with Respect to Shares;

(ii) to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of the Articles of Incorporation or the Statement with Respect to Shares; or

(iii) to waive the Corporation’s rights with respect thereto;

provided, that any such amendment, alteration, supplement or repeal of any terms of the Mandatory Convertible Preferred Stock effected in order to conform the terms thereof to the description of the terms of the Mandatory Convertible Preferred Stock set forth under “Description of Mandatory Convertible Preferred Stock” in the Prospectus Supplement shall be deemed not to adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Mandatory Convertible Preferred Stock. The full text of the Prospectus Supplement is on file at the principal place of business of the Corporation at 390 Park Avenue, New York, New York 10022.

SECTION 7. Mandatory Conversion on the Mandatory Conversion Date.

(a) Each share of Mandatory Convertible Preferred Stock shall automatically convert (unless previously redeemed at the option of the Corporation in accordance with Section 5, converted at the option of the Holder in accordance with Section 8 or pursuant to an exercise of a Fundamental Change Conversion right pursuant to Section 9) on the Mandatory Conversion Date (“Mandatory Conversion”), into a number of Common Shares equal to the Mandatory Conversion Rate.

(b) The “Mandatory Conversion Rate,” which is the number of Common Shares issuable upon conversion of each share of Mandatory Convertible Preferred Stock on the Mandatory Conversion Date (excluding Common Shares, if any, issued in respect of accrued and unpaid dividends) shall, subject to adjustment in accordance with Section 7(c), be as follows:

(i) if the Applicable Market Value is greater than $19.39 (the “Threshold Appreciation Price”), then the Mandatory Conversion Rate shall be equal to 25.7838 Common Shares per share of Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

(ii) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but equal to or greater than $16.16 (the “Initial Price”), then the Mandatory Conversion Rate per share of Mandatory Convertible Preferred Stock shall be equal to $500 divided by the Applicable Market Value; or

(iii) if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 30.9406 Common Shares per share of Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”);

provided that the Fixed Conversion Rates, the Threshold Appreciation Price, the Initial Price and the Applicable Market Value are each subject to adjustment in accordance with the provisions of Section 13.

(c) If prior to the Mandatory Conversion Date the Corporation has not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of Common Shares equal to the amount of accumulated and unpaid dividends that have not been declared (“Mandatory Conversion Additional Conversion Amount”) divided by the greater of the Floor Price and 97% of the Average Price (calculated as though the Mandatory Conversion Date is the applicable Dividend Payment Date). To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, the Corporation shall, if the Corporation is legally able to do so, declare and pay such excess amount in cash (computed to the nearest cent) pro rata to the Holders. No such payment in cash may be made if the payment is not permitted by the Corporation’s then existing debt instruments.

SECTION 8. Early Conversion at the Option of the Holder.

(a) Other than during a Fundamental Change Conversion Period, the Holders shall have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to the Mandatory Conversion Date (“Early Conversion”), into Common Shares at the Minimum Conversion Rate, subject to adjustment as described in Section 13 and to satisfaction of the conversion procedures set forth in Section 10.

(b) If as of any Early Conversion Date the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on a Dividend Payment Date prior to such Early Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Early Conversion, so that the converting Holder receives an additional number of Common Shares equal to the amount of accumulated and unpaid dividends that have not been declared for such full Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by the greater of the Floor Price and the Average VWAP per Common Share over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on, and including, the 22nd Trading Day immediately preceding the Early Conversion Date (such average being referred to as the “Early Conversion Average Price”). To the extent that the Early Conversion Additional Conversion Amount exceeds the product of the number of additional shares of Common Stock and the Early Conversion Average Price, the Corporation shall not have any obligation to pay the shortfall in cash. Except as described in the first sentence of this Section 8(b), upon any Early Conversion of any shares of the Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for undeclared dividends on such shares of the Mandatory Convertible Preferred Stock, unless such Early Conversion occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares as of such Record Date, in accordance with Section 3.

SECTION 9. Fundamental Change Conversion.

(a) If a Fundamental Change occurs on or prior to the Mandatory Conversion Date, the Holders shall have the right to (i) convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock) (any such conversion pursuant to this Section 9(a) being a “Fundamental Change Conversion”) at any time during the period (the “Fundamental Change Conversion Period”) that begins on the effective date of such Fundamental Change (the “Fundamental Change Effective Date”) and ends at 5:00 p.m., New York City time, on the date that is 20 calendar days after the Fundamental Change Effective Date (or, if earlier, the Mandatory Conversion Date) into a number of Common Shares equal to the Fundamental Change Conversion Rate per share of Mandatory Convertible Preferred Stock, (ii) with respect to such converted shares, receive a Fundamental Change Dividend Make-whole Amount payable in cash or in Common Shares; and (iii) with respect to such converted shares, receive the Accumulated Dividend Amount, in the case of clauses (ii) and (iii), subject to the Corporation’s right to deliver Common Shares in lieu of all or part of such amounts as set forth in clause (d) below; provided that if such Fundamental Change Effective Date or the relevant Fundamental Change Conversion Date falls after the Record Date for a declared dividend and prior to the next Dividend Payment Date, the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Record Date, in accordance with Section 3, and such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount shall not include the present value of such dividend. With respect to any Fundamental Change, Holders who do not submit shares of Mandatory Convertible Preferred Stock for conversion during the relevant Fundamental Change Conversion Period will not be entitled to convert their non-submitted shares of Mandatory Convertible Preferred Stock at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-whole Amount or the relevant Accumulated Dividend Amount.

(b) On or before the twentieth calendar day prior to the anticipated Fundamental Change Effective Date or, if such prior notice is not practicable, no later than the second Business Day immediately following the actual Fundamental Change Effective Date, a written notice (the “Fundamental Change Notice”) shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders. Such notice shall state:

(i) the event causing the Fundamental Change;

(ii) the anticipated Fundamental Change Effective Date or actual Fundamental Change Effective Date, as the case may be;

(iii) that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;

(iv) the Fundamental Change Conversion Period; and

(v) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

If the Corporation notifies Holders of a Fundamental Change later than the twentieth calendar day prior to the Fundamental Change Effective Date of such Fundamental Change, the Fundamental Change Conversion Period shall be extended by a number of days equal to the number of days from, and including, the twentieth calendar day prior to such Fundamental Change Effective Date to, but excluding, the date of such notice; provided that the Fundamental Change Conversion Period shall not be extended beyond the Mandatory Conversion Date.

(c) Not later than the second Business Day following the Fundamental Change Effective Date of a Fundamental Change, the Corporation shall notify Holders of:

(i) the Fundamental Change Conversion Rate;

(ii) the Fundamental Change Dividend Make-whole Amount and whether the Corporation will pay such amount in cash, Common Shares or a combination thereof, specifying the combination, if applicable; and

(iii) the Accumulated Dividend Amount as of the Fundamental Change Effective Date and whether the Corporation will pay such amount in cash, Common Shares or a combination thereof, specifying the combination, if applicable.

(d)(i) For any shares of Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the Common Shares issued upon conversion at the Fundamental Change Conversion Rate, the Corporation shall at its option:

(A) pay the Holder in cash (computed to the nearest cent), to the extent the Corporation is legally permitted to do so, the present value, computed using a discount rate of 5.375% per annum, of all dividend payments on the Holder’s shares of Mandatory Convertible Preferred Stock for all the remaining Dividend Periods (excluding any Accumulated Dividend Amount) from and including such Fundamental Change Effective Date to but excluding the Mandatory Conversion Date (the “Fundamental Change Dividend Make-whole Amount”);

(B) increase the number of Common Shares to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Share Price, or

(C) pay the Fundamental Change Dividend Make-whole Amount in a combination of cash and Common Shares in accordance with the provisions of clauses (A) and (B) immediately above.

(ii) In addition, to the extent that the Accumulated Dividend Amount exists as of the Fundamental Change Effective Date, Holders who convert shares of Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount upon conversion. The Accumulated Dividend Amount will be payable, at the Corporation’s election, in:

(A) cash (computed to the nearest cent), to the extent the Corporation is legally permitted to do so,

(B) an additional number of Common Shares equal to (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Share Price, or

(C) a combination of cash and Common Shares in accordance with the provisions of clauses (A) and (B) immediately above.

(iii) The Corporation shall pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash (computed to the nearest cent), except to the extent the Corporation elects on or prior to the second Business Day following the Fundamental Change Effective Date of a Fundamental Change to make all or any portion of such payments in Common Shares. If the Corporation elects to deliver Common Shares in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount or any portion thereof paid in Common Shares exceeds the product of the number of additional shares of Common Stock the Corporation delivers in respect thereof and 97% of the Fundamental Change Share Price, the Corporation shall, if it is legally able to do so, pay such excess amount in cash (computed to the nearest cent). No such payment in cash may be made if the payment is not permitted by the Corporation’s then existing debt instruments.

(iv) No fractional Common Shares shall be delivered by the Corporation to converting Holders in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. A cash adjustment (computed to the nearest cent) shall be paid by the Corporation to each Holder that would otherwise be entitled to receive a fraction of a Common Share based on the Average VWAP per Common Share over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the relevant Conversion Date.

SECTION 10. Conversion Procedures.

(a) Pursuant to Section 7, on the Mandatory Conversion Date, any outstanding shares of Mandatory Convertible Preferred Stock shall automatically convert into Common Shares. The person or persons entitled to receive the Common Shares issuable upon Mandatory Conversion of the Mandatory Convertible Preferred Stock shall be treated as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the Mandatory Conversion Date. Except as provided under Section 13(c)(iii) and Section 13(c)(v), prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date, the Common Shares issuable upon conversion of the Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Shares, by virtue of holding the Mandatory Convertible Preferred Stock.

(b) To effect an Early Conversion pursuant to Section 8, a Holder who

(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds shares of Mandatory Convertible Preferred Stock in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (“Early Conversion Date”). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Shares if such Holder exercises its conversion rights, but such

Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Shares in a name other than the name of such Holder. A certificate representing the Common Shares issuable upon conversion shall be issued and delivered to the converting Holder or, if the shares of Mandatory Convertible Preferred Stock being converted are in book-entry form, the Common Shares issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the latest of (i) the third Business Day immediately succeeding the Early Conversion Date, (ii) the third Business Day immediately succeeding the last day of the Early Conversion Settlement Period and (iii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the Common Shares issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the applicable Early Conversion Date. Except as set forth in Section 13(c)(iii) and Section 13(c)(v), prior to 5:00 p.m., New York City time on such applicable Early Conversion Date, the Common Shares issuable upon conversion of any Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such Common Shares (including voting rights, rights to respond to tender offers for the Common Shares and rights to receive any dividends or other distributions on the Common Shares) by virtue of holding Mandatory Convertible Preferred Stock.

In the event that an Early Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock constituting fewer than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Early Conversion was not effected, or, if the shares of Mandatory Convertible Preferred Stock are held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Mandatory Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(c) To effect a Fundamental Change Conversion pursuant to Section 9, a Holder who

(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds shares of Mandatory Convertible Preferred Stock in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Shares if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Shares in a name other than the name of such Holder. A certificate representing the Common Shares issuable upon conversion shall be issued and delivered to the converting Holder or, if the shares of Mandatory Convertible Preferred Stock being converted are in book-entry form, the Common Shares issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of the third Business Day immediately succeeding the Fundamental Change Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the Common Shares issuable upon such Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the applicable Fundamental Change Conversion Date. Except as set forth in Section 13(c)(iii) and Section 13(c)(v), prior to 5:00 p.m., New York City time on such applicable Fundamental Change Conversion Date, the Common Shares issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to the Common Shares (including voting rights, rights to respond to tender offers for the Common Shares and rights to receive any dividends or other distributions on the Common Shares) by virtue of holding Mandatory Convertible Preferred Stock.

In the event that a Fundamental Change Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock constituting fewer than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Fundamental Change Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Fundamental Change Conversion was not effected, or, if the shares of Mandatory Convertible Preferred Stock are held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Mandatory Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(d) In the event that a Holder shall not by written notice designate the name in which Common Shares to be issued upon conversion of shares of Mandatory Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such Common Shares should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such Common Shares to the address of such Holder shown on the records of the Corporation.

(e) Converted shares of Mandatory Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive Common Shares issuable upon conversion of such shares of Mandatory Convertible Preferred Stock and other amounts and Common Shares, if any, to which they are entitled pursuant to Sections 7, 8 or 9, as applicable and, if the applicable Conversion Date occurs after the Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares on such Record Date to receive payment of such declared dividend on such Dividend Payment Date pursuant to Section 3.

SECTION 11. Reservation of Common Shares.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Shares, solely for issuance upon the conversion of Mandatory Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of Common Shares equal to the product of the Maximum Conversion Rate then in effect and the number of shares of Mandatory Convertible Preferred Stock then outstanding. For purposes of this Section 11(a), the number of Common Shares that shall be deliverable upon the conversion of all outstanding shares of Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) All Common Shares delivered upon conversion of shares of Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of shares of Mandatory Convertible Preferred Stock, the Corporation shall use reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(d) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Shares issuable upon conversion of, or issuable in respect of the payment of dividends, the Acquisition Termination Make-whole Amount, the Accumulated Dividend Amount or the Fundamental Change Dividend Make-whole Amount on, the Mandatory Convertible Preferred Stock.

SECTION 12. Fractional Shares.

(a) No fractional Common Shares shall be issued as a result of any conversion of Mandatory Convertible Preferred Stock.

(b) In lieu of any fractional Common Share otherwise issuable in respect of any mandatory conversion pursuant to Section 7 or a conversion at the option of the Holder pursuant to Section 8 or Section 9, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the Average VWAP of the Common Shares over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the Mandatory Conversion Date, Fundamental Change Conversion Date or Early Conversion Date, as applicable.

(c) If more than one share of Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so surrendered.

SECTION 13. Anti-Dilution Adjustments to the Fixed Conversion Rates.

(a) Each Fixed Conversion Rate shall be subject to the following adjustments:

(i)	Stock Dividends and Distributions. If the Corporation issues Common Shares to all holders of Common Shares as a dividend or other distribution, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such dividend or other distribution shall be divided by a fraction:

(A)	the numerator of which is the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination, and

(B)	the denominator of which is the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of Common Shares constituting such dividend or other distribution.

Subject to the provisions of Section 13(a)(iv)(E), any adjustment made pursuant to this clause (i) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include any Direct Treasury Shares but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares. For so long as any shares of Mandatory Convertible Preferred Stock are outstanding, the Corporation shall not pay any dividend or make any other distribution on Common Shares that are Direct Treasury Shares.

(ii)

Issuance of Stock Purchase Rights. If the Corporation issues to all holders of Common Shares rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans), entitling such holders, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase Common Shares at a price per share less than the Current Market Price, each Fixed Conversion Rate in effect at 5:00

p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such rights or warrants shall be increased by multiplying such Fixed Conversion Rate by a fraction:

(A)	the numerator of which is the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Common Shares issuable pursuant to such rights or warrants, and

(B)	the denominator of which shall be the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Common Shares equal to the the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price.

Subject to the provisions of Section 13(a)(iv)(E), any adjustment made pursuant to this clause (ii) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (ii) are not so issued, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or Common Shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Common Shares actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase Common Shares at less than the Current Market Price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by the Board of Directors, which determination shall be final). For the purposes of this clause (ii), the number of Common Shares at the time outstanding shall not include any Direct Treasury Shares but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares. For so long as any shares of Mandatory Convertible Preferred Stock are outstanding, the Corporation shall not issue any such rights or warrants in respect of Common Shares that are Direct Treasury Shares.

(iii)	Subdivisions and Combinations of the Common Shares. If outstanding Common Shares shall be subdivided into a greater number of Common Shares or combined into a lesser number of Common Shares, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

(A)	the numerator of which is the number of Common Shares that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

(B)	the denominator of which is the number of Common Shares outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (iii) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(iv)	Debt or Asset Distribution.

(A)

If the Corporation distributes to all holders of Common Shares evidences of its indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets (excluding (1) any dividend or distribution covered by Section 13(a)(i), (2) any rights or warrants covered by Section 13(a)(ii), (3) any dividend or distribution covered by Section 13(a)(v) and (4) any Spin-Off to which the provisions set forth in Section 13(a)(iv)(B) apply), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Shares entitled to receive such distribution shall be multiplied by a fraction:

(1)	the numerator of which is the Current Market Price, and

(2)	the denominator of which is the Current Market Price minus the Fair Market Value, on such date fixed for determination, of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets so distributed applicable to one Common Share.

(B)	In the case of a Spin-Off, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Shares entitled to receive such distribution shall be multiplied by a fraction:

(1)	the numerator of which is the sum of (x) the Current Market Price of the Common Shares and (y) the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed that is applicable to one Common Share as of the 15th Trading Day after the effective date for such distribution (or, if such shares of capital stock or equity interests are listed on a national or regional securities exchange, the Current Market Price of such securities), and

(2)	the denominator of which is the Current Market Price of the Common Shares.

(C)	Any adjustment made pursuant to this clause (iv) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Shares entitled to receive such distribution. In the event that such distribution described in this clause (iv) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to each Fixed Conversion Rate is required under this clause (iv) during any settlement period or Early Conversion Settlement Period in respect of shares of Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the Common Shares issuable upon conversion shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

(D)	For purposes of this clause (iv) (and subject in all respects to clause (ii)), rights, options or warrants distributed by the Corporation to all holders of its Common Shares entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including, but not limited to, Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Shares, shall be deemed not to have been distributed for purposes of this clause (iv) (and no adjustment to the Conversion Rate under this clause (iv) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this clause (iv).

If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, is subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the date fixed for the determination of the holders of Common Shares entitled to receive such distribution with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued. For purposes of clause (1) of the immediately preceding sentence, any rights that have become void by reason of the actions or status of the holder(s) thereof shall not be included in determining whether all rights have been redeemed or purchased.

(E)	For purposes of clause (i), clause (ii) and this clause (iv), if any dividend or distribution to which this clause (iv) is applicable includes one or both of:

(A)	a dividend or distribution of Common Shares to which clause (i) is applicable (the “Clause I Distribution”); or

(B)	an issuance of rights or warrants to which clause (ii) is applicable (the “Clause II Distribution”),

then (1) such dividend or distribution, other than the Clause I Distribution, if any, and the Clause II Distribution, if any, shall be deemed to be a dividend or distribution to which this clause (iv) is applicable (the “Clause IV Distribution”) and any Fixed Conversion Rate adjustment required by this clause (iv) with respect to such Clause IV Distribution shall then be made, and (2) the Clause I Distribution, if any, and Clause II Distribution, if any, shall be deemed to immediately follow the Clause IV Distribution and any Fixed Conversion Rate adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the date fixed for determination of the holders of Common Shares entitled to receive any Clause I Distribution or Clause II Distribution shall be deemed to be the date fixed for the determination of holders of Common Shares entitled to receive the Clause IV Distribution and (II) any Common Shares included in any Clause I Distribution or Clause II Distribution shall be deemed not to be “outstanding at 5:00 p.m., New York City time, on the date fixed for such determination” within the meaning of clauses (i) and (ii).

(v)	Cash Distributions. If the Corporation distributes an amount consisting exclusively of cash to all holders of Common Shares other than a regular, quarterly cash dividend that does not exceed $0.03 per Common Share (the “Initial Dividend Threshold”) (excluding (1) any cash that is distributed in a Reorganization Event to which Section 13(e) applies, (2) any dividend or other distribution in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (3) any consideration payable as part of a tender or exchange offer by the Corporation or any subsidiary of the Corporation covered by Section 13(a)(vi)), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such dividend or other distribution shall be multiplied by a fraction:

(1)	the numerator of which is the Current Market Price minus the Initial Dividend Threshold (provided that if the distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold will be deemed to be zero), and

(2)	the denominator of which is the Current Market Price minus the amount per Common Share of such dividend or other distribution.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Fixed Conversion Rates; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to the Fixed Conversion Rates pursuant to this clause (v).

Any adjustment made pursuant to this clause (v) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Shares entitled to receive such dividend or other distribution. In the event that any distribution described in this clause (v) is not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or make such distribution, to such Fixed Conversion Rate which would then be in effect if such distribution had not been declared.

(vi)	Self Tender Offers and Exchange Offers. If the Corporation or any subsidiary of the Corporation successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for Common Shares (excluding any securities convertible or exchangeable for Common Shares), where the cash and the value of any other consideration included in the payment per Common Share exceeds the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “Expiration Date”) shall be multiplied by a fraction:

(A)	the numerator of which shall be equal to the sum of:

(1)	the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for Common Shares purchased in such tender or exchange offer; and

(2)	the product of (I) the Current Market Price and (II) (A) the number of Common Shares outstanding at the time such tender or exchange offer expires less (B) any purchased Common Shares; and

(B)	the denominator of which shall be equal to the product of (I) the Current Market Price and (II) the number of Common Shares outstanding at the time such tender or exchange offer expires, including any purchased Common Shares.

Any adjustment made pursuant to this clause (vi) shall become effective immediately after 5:00 p.m., New York City time, on the 10th Trading Day immediately following the Expiration Date but will be given effect as of 9:00 a.m., New York City time, on the Expiration Date. In the event that the Corporation or one of its subsidiaries is obligated to purchase Common Shares pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversation Rate shall be readjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in each Fixed Conversation Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). If an adjustment to each Fixed Conversion Rate is required pursuant to this clause (vi) during any settlement period or Early Conversion Settlement Period in respect of shares of Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the related conversion consideration shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

(vii)

Fair Market Value in Excess of Current Market Price. Except with respect to a Spin-Off, in cases as to which Section 13(a)(iv) or Section 13(a)(v) applies where the Fair Market Value of the evidences of the Corporation’s indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets applicable to one Common Share distributed to holders of Common Shares equals or exceeds the Current Market Price (as determined for purposes of calculating the conversion rate adjustment pursuant to Section 13(a)(iv) or Section 13(a)(v)), rather than being entitled to an adjustment in each Fixed Conversion Rate, Holders shall be entitled to receive upon conversion, in addition to a number of Common Shares otherwise deliverable on the applicable Conversion Date, the kind and amount of the evidences of the Corporation’s indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets comprising the distribution that such Holder would have received if such Holder had owned immediately prior to the record date for determining the holders of Common Shares entitled to receive the distribution, for each share of Mandatory Convertible Preferred Stock, a number of Common Shares equal to the Maximum Conversion Rate in effect on the date of such distribution.

(viii)	Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Shares on any Conversion Date, upon conversion of any shares of Mandatory Convertible Preferred Stock, converting Holders shall receive, in addition to the Common Shares, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Shares, in which case each Fixed Conversion Rate shall be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Shares as described in Section 13(a)(iv), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to any Common Shares, the rights described therein (unless such rights or warrants have separated from Common Shares) shall not constitute a distribution of rights or warrants that would entitle Holders to an adjustment to the Fixed Conversion Rates.

(b) Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 13, as the Corporation deems advisable to avoid or diminish any income tax to holders of the Common Shares resulting from any dividend or distribution of Common Shares (or issuance of rights or warrants to acquire Common Shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price and Fundamental Change Share Price.

(i) All adjustments to each Fixed Conversion Rate shall be calculated to the nearest 1/10,000th of a Common Share. Prior to the Mandatory Conversion Date, no adjustment in a Fixed Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein. If any adjustment by reason of this Section 13(c)(i) is not required to be made, such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earlier of the Mandatory Conversion Date, an Acquisition Termination Redemption Date, an Early Conversion Date and a Fundamental Change Effective Date, adjustments to each Fixed Conversion Rate shall be made with respect to any such adjustment carried forward that has not been taken into account before such date.

(ii) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 13(a) or 13(b), an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply on the Mandatory Conversion Date. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to Sections 13(a) or 13(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. Whenever any provision of the Statement with Respect to Shares requires the Corporation or the Board of Directors to calculate the VWAP per Common Share over a span of multiple days, the Board of Directors shall make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Stock Price and the Average Price (as the case may be)) to account for any adjustments to the Initial Price, the Threshold Appreciation Price, the Floor Price

and the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Ex-Date, Effective Date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

(iii) If:

(A) the record date for a dividend or distribution on Common Shares occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

(B) such dividend or distribution would have resulted in an adjustment of the number of Common Shares issuable to the Holders had such record date occurred on or before the last Trading Day of such 20 consecutive Trading Day period, then the Corporation shall deem the Holders to be holders of record, for each share of their Mandatory Convertible Preferred Stock, of a number of Common Shares equal to the Mandatory Conversion Rate for purposes of that dividend or distribution. In this case, the Holders would receive the dividend or distribution on Common Shares together with the number of Common Shares issuable upon the Mandatory Conversion Date.

(iv) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 13(a) or 13(b), a proportional adjustment shall be made to each Fundamental Change Share Price column heading set forth in the table included in the definition of “Fundamental Change Conversion Rate” as of the day on which the Fixed Conversion Rates are so adjusted. Such adjustment shall be made by multiplying each Fundamental Change Share Price included in such table, applicable immediately prior to such adjustment, by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to such Fundamental Change Share Price adjustment, and the denominator of which is the Minimum Conversion Rate as so adjusted.

(v) No adjustment to the Fixed Conversion Rates shall be made if Holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of Common Stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to an adjustment as if they held, for each share of Mandatory Convertible Preferred Stock, a number of Common Shares equal to the Maximum Conversion Rate then in effect. In addition, the Fixed Conversion Rates shall not be adjusted:

(A) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Common Stock under any plan;

(B) upon the issuance of any Common Shares or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Initial Issue Date;

(D) for a change solely in the par value of the Common Stock;

(E) for stock repurchases that are not tender offers, including structured or derivative transactions; or

(F) for accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, except as provided under Sections 7, 8 and 9.

(d) Notice of Adjustment. Whenever the Fixed Conversion Rates and the Fundamental Change Conversion Rates set forth in the table in the definition of “Fundamental Change Conversion Rate” are to be adjusted, the Corporation shall:

(i) compute such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Fixed Conversion Rates and the Fundamental Change Conversion Rates, provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(iii) within 10 Business Days following the determination of such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates provide, or cause to be provided, to the Holders a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates and Fundamental Change Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates.

(e) Reorganization Events. In the event of:

(i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Corporation or another Person);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

(iii) any reclassification of Common Shares into securities including securities other than Common Shares; or

(iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition),

in each case, as a result of which the Common Shares would be converted into, or exchanged for, securities, cash or other property (each, a “Reorganization Event”), each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Mandatory Convertible Preferred Stock into Common Shares immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a Holder of one Common Share is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares that affirmatively make such an election (or of all holders of Common Shares if none makes an election). The Corporation shall notify Holders of the weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property for each share of Mandatory Convertible Preferred Stock converted following the effective date of such Reorganization Event shall be determined as if references in Section 7, Section 8 and Section 9 to Common Shares were to Units of Exchange Property (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to such Conversion Date, except as provided in Section 13(a)(vii), Section 13(c)(iii) and Section 13(c)(v)). For the purpose of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply upon Mandatory Conversion, and for the purpose of calculating the Mandatory Conversion Rate if clause (ii) of Section 7(b) is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors (which determination will be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the 20 consecutive Trading Day period ending on, and including, the third Trading Day immediately preceding the Mandatory Conversion Date of the volume weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

The above provisions of this Section 13(e) shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock or ADRs of the Corporation (or any successor thereto) received by the holders of Common Shares in any such Reorganization Event.

The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 13(e).

SECTION 14. Transfer Agent, Registrar, and Conversion, Dividend Disbursing and Redemption Agent. The duly appointed Transfer Agent and Registrar for the Mandatory Convertible Preferred Stock shall be Computershare Trust Company, N.A., and the Conversion Agent, Dividend Disbursing Agent, and Redemption Agent for the Mandatory Convertible Preferred Stock shall be Computershare Inc. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion Agent, Dividend Disbursing Agent and Redemption Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion Agent, Dividend Disbursing Agent and Redemption Agent, as the case may be; provided that if the Corporation removes Computershare Trust Company, N.A. or Computershare Inc., the Corporation shall appoint a successor transfer agent, registrar or conversion, dividend disbursing and redemption agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

SECTION 15. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any share of Mandatory Convertible Preferred Stock as the true and lawful owner thereof for all purposes.

SECTION 16. Notices. All notices or communications in respect of the Mandatory Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in the Statement with Respect to Shares, in the Articles of Incorporation or the By-laws and by applicable law. Notwithstanding the foregoing, if shares of Mandatory Convertible Preferred Stock are represented by Global Preferred Shares, such notices may also be given to the Holders in any manner permitted by DTC or any similar facility used for the settlement of transactions in the shares of Mandatory Convertible Preferred Stock.

SECTION 17. No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe for any stock, obligations, warrants or other securities of the Corporation of any class.

SECTION 18. Other Rights. The shares of the Mandatory Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

SECTION 19. Share Certificates.

(a) Shares of Mandatory Convertible Preferred Stock shall initially be represented by share certificates substantially in the form set forth as Exhibit A hereto.

(b) Share certificates representing shares of the Mandatory Convertible Preferred Stock shall be signed in accordance with the By-laws and applicable Pennsylvania law, by manual or facsimile signature.

(c) A share certificate representing shares of the Mandatory Convertible Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each share certificate representing shares of the Mandatory Convertible Preferred Stock shall be dated the date of its countersignature.

(d) If any Officer of the Corporation who has signed a share certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the share certificate shall be valid nonetheless.

(e) The Corporation may at its option issue shares of Mandatory Convertible Preferred Stock without certificates under the circumstances specified in Section 21(d).

SECTION 20. Replacement Certificates.

(a) If physical certificates are issued, and any of the Mandatory Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificate representing the Mandatory Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the Common Shares issuable and any cash deliverable pursuant to the terms of the Mandatory Convertible Preferred Stock formerly evidenced by the certificate.

SECTION 21. Book Entry Form.

(a) Shares of Mandatory Convertible Preferred Stock shall be issued in global form (“Global Preferred Shares”) eligible for book-entry settlement with the Depositary, represented by one or more stock certificates in global form registered in the name of the Depositary or a nominee of the Depositary bearing the form of global securities legend set forth in Exhibit A. The aggregate number of shares of Mandatory Convertible Preferred Stock represented by each stock certificate representing Global Preferred Shares may from time to time be increased or decreased by a notation by the Registrar and Transfer Agent on Schedule I attached to the stock certificate.

(b) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Statement with Respect to Shares, with respect to any Global Preferred Shares, and the Depositary shall be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of the Mandatory Convertible Preferred Stock held as Global Preferred Shares. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any shares of Mandatory Convertible Preferred Stock. The Holders may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Mandatory Convertible Preferred Stock, the Statement with Respect to Shares, or the Articles of Incorporation.

(c) Transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(d) If DTC is at any time unwilling or unable to continue as Depositary for the Global Preferred Shares or DTC ceases to be registered as a “clearing agency” under the Exchange Act, and in either case a successor Depositary is not appointed by the Corporation within 90 days, the Corporation shall issue certificated shares in exchange for the Global Preferred Shares or otherwise provide for alternate book-entry arrangements with respect to the Mandatory Convertible Preferred Stock. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates, in substantially the form attached hereto as Exhibit A, representing an equal aggregate Liquidation Preference or otherwise exchanged pursuant to such alternate book-entry arrangements providing for beneficial interests of an equal aggregate Liquidation Preference. If definitive stock certificates are issued pursuant to this Section 21(d), such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by DTC in a written instrument to the Registrar.

SECTION 22. Miscellaneous

(a) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Mandatory Convertible Preferred Stock or Common Shares or other securities issued on account of shares of Mandatory Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Common Shares or other securities in a name other than that in which the shares of Mandatory Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) The Liquidation Preference and the Dividend Rate each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Mandatory Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

Exhibit A

[FORM OF FACE OF CLASS B MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES 1 CERTIFICATE]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

Certificate Number [ ]	[Initial] Number of shares of Mandatory
Convertible Preferred Stock: [ ]

CUSIP: [ADD]	ISIN: [ADD]

Alcoa Inc.

5.375% Class B Mandatory Convertible Preferred Stock, Series 1 (par value $1.00 per share) (Liquidation Preference as specified below)

Alcoa, Inc., a Pennsylvania corporation (the “Corporation”), hereby certifies that [            ] (the “Holder”), is the registered owner of [            ]][the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated 5.375% Class B Mandatory Convertible Preferred Stock, Series 1, with a par value of $1.00 per share and a Liquidation Preference of $500 per share (the “Mandatory Convertible Preferred Stock”). Shares of Mandatory Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the shares of Mandatory Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Statement with Respect to Shares establishing the terms of the 5.375% Mandatory Convertible Preferred Stock of Alcoa Inc. dated September 22, 2014, as the same may be amended from time to time (the “Statement with Respect to Shares”), and the other provisions of the Articles of Incorporation of Alcoa Inc., as the same may be amended from time to time. Capitalized terms used herein but not defined shall have the meaning given them in the Statement with Respect to Shares. The Corporation will provide a copy of the Statement with Respect to Shares and the Articles of Incorporation to the Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the provisions of the Mandatory Convertible Preferred Stock set forth on the reverse hereof and in the Statement with Respect to Shares and the Articles of Incorporation, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Statement with Respect to Shares and the Articles of Incorporation and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned, these shares of Mandatory Convertible Preferred Stock shall not be entitled to any benefit under the Statement with Respect to Shares or the Articles of Incorporation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two Officers of the Corporation this [    ] of [            ] [            ].

Alcoa Inc.

By:
Name: Title:

By:
Name: Title:

COUNTERSIGNATURE

These are shares of the Mandatory Convertible Preferred Stock referred to in the within-mentioned Statement with Respect to Shares.

Dated: [                    ], [                    ]

[Computershare Trust Company, N.A..], as Registrar and Transfer Agent

By:
Name: Title:

[FORM OF REVERSE OF CERTIFICATE FOR MANDATORY CONVERTIBLE PREFERRED STOCK]

Cumulative dividends on each share of Mandatory Convertible Preferred Stock shall be payable at the applicable rate provided in the Statement with Respect to Shares.

The Mandatory Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Statement with Respect to Shares.

The Corporation shall furnish without charge to each Holder who so requests a statement of the designations, voting rights, preferences, limitations, and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations, and special rights of the classes and series of shares of the corporation.

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Mandatory Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) [            ] shares of 5.375% Class B Mandatory Convertible Preferred Stock, Series 1 (the “Mandatory Convertible Preferred Stock”), of Alcoa, Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). [            ] (the “Mandatory Convertible Preferred Stock Certificates”), into shares of the common stock, par value $1.00 per share, of the Corporation (the “Common Stock”) according to the conditions of the Statement with Respect to Shares establishing the terms of Mandatory Convertible Preferred Stock (the “Statement with Respect to Shares”), as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Mandatory Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Statement with Respect to Shares.

Date of Conversion:

Applicable Conversion Rate:

Number of shares of Mandatory Convertible Preferred Stock to be Converted:

Number of Shares of Common Stock to be Issued:*

Signature:

Name:

Address:**

Fax No.:

*	The Corporation is not required to issue shares of Common Stock until the original Mandatory Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.
**	Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Mandatory Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of Mandatory Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I1

Alcoa Inc.

Global Preferred Share

5.375% Class B Mandatory Convertible Preferred Stock, Series 1

Certificate Number:

The number of shares of Mandatory Convertible Preferred Stock initially represented by this Global Preferred Share shall be [            ]. Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of Mandatory Convertible Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

[1]	Attach Schedule I only to Global Preferred Shares.